Exhibit (a)(1)(D)

Offer to Purchase for Cash

All Outstanding Tranche B Warrants to Purchase Common Stock

and

All Outstanding Tranche C Warrants to Purchase Common Stock

of

GenTek Inc.

at

$4.25 Net Per Tranche B Warrant

and

$4.75 Net Per Tranche C Warrant

Pursuant to the Offer to Purchase

Dated October 17, 2005

by

ACP Acquisition, LLC

Abrams Capital, LLC

Great Hollow Partners, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 14, 2005, UNLESS THE OFFER IS EXTENDED.

October 17, 2005

To Brokers, Dealers, Banks, Trust Companies and other Nominees:

ACP Acquisition, LLC, a Delaware limited liability company, Abrams Capital, LLC, a Delaware limited liability company, and Great Hollow Partners, LLC, a Delaware limited liability company (together, the “Purchaser”), are offering to purchase Tranche B Warrants (the “Tranche B Warrants”) and Tranche C Warrants (the “Tranche C Warrants” and together with the Tranche B Warrants, the “Warrants”) of GenTek Inc., a Delaware corporation (“GenTek” or the “Subject Company”), at $4.25 per Tranche B Warrant and $4.75 per Tranche C Warrant, each net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 17, 2005, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Please furnish copies of the enclosed materials to those of your clients for whom you hold Warrants registered in your name or in the name of your nominee.

Enclosed herewith are copies of the following documents:

1. Offer to Purchase dated October 17, 2005;

2. Letter of Transmittal to be used by warrantholders of GenTek in accepting the Offer (manually signed facsimile copies of the Letter of Transmittal may be used to tender the Warrants);

3. A printed form of letter that may be sent to your clients for whose account you hold Warrants in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Offer;

4. Notice of Guaranteed Delivery with respect to Warrants;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelope addressed to Mellon Investor Services, LLC (the “Depositary”).

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 14, 2005, UNLESS EXTENDED.

In all cases, payment for Warrants accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) Warrant Certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering warrantholders may be paid at different times depending upon when Warrant certificates or Book-Entry Confirmations with respect to Warrants are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by the Purchaser for the Warrants, regardless of any extension of the Offer or any delay in making such payment.

The Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than as described in the Offer to Purchase) in connection with the solicitation of tenders of Warrants pursuant to the Offer. You will be reimbursed by the Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your customers.

Questions and requests for assistance or additional copies of the enclosed materials may be directed to the Information Agent at the address and telephone number set forth on the back cover of the Offer to Purchase.

Very truly yours,

ACP ACQUISITION, LLC

ABRAMS CAPITAL, LLC

GREAT HOLLOW PARTNERS, LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE DEPOSITARY OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.